UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2008 (May 29, 2008).

Westar Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Kansas
(State or Other Jurisdiction of Incorporation)

1-3523		48-0290150
(Commission File Number)		(IRS Employer Identification No.)

818 South Kansas Avenue Topeka, Kansas		66611
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (785) 575-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-11 under the Exchange Act (17 CFR 240.14a-11)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 29, 2008, Westar Energy, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Banc of America Securities LLC and UBS Securities LLC, as representatives of the underwriters named therein (the “Underwriters”), relating to the offer and sale of 6,000,000 shares of the Company’s common stock (plus up to an additional 900,000 shares if the underwriters exercise their over-allotment option) by the Underwriters. The Underwriters are offering such shares of common stock to the public at a price per share of $24.28 (the “Offering”). Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to an additional 900,000 shares of common stock to cover over-allotments in connection with the Offering. The closing of the Offering, which is subject to customary closing conditions, is expected to occur on June 4, 2008.

The Offering has been registered under the Securities Act of 1933, as amended, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-141899). This Current Report on Form 8-K shall be deemed incorporated into such registration statement and the final prospectus supplement relating to the Offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated May 29, 2008, among the Company and Citigroup Global Markets Inc., Banc of America Securities LLC and UBS Securities LLC, as representatives of the underwriters named therein.

5.1	Opinion of Larry D. Irick regarding the legality of the common stock

23.1	Consent of Larry D. Irick (included in his opinion filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAR ENERGY, INC.

Date: May 30, 2008	By:	/s/ Larry D. Irick
	Name:	Larry D. Irick
	Title:	Vice President, General Counsel and Corporate Secretary

Index to Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated May 29, 2008, among the Company and Citigroup Global Markets Inc., Banc of America Securities LLC and UBS Securities LLC, as representatives of the underwriters named therein.

5.1	Opinion of Larry D. Irick regarding the legality of the common stock

23.1	Consent of Larry D. Irick (included in his opinion filed as Exhibit 5.1)